SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                       Date of Report: September 18, 1996
                        (Date of earliest event reported)



                              AUTOLEND GROUP, INC.

             (Exact name of registrant as specified in its charter)



          Delaware                  33-76200              13-3121813
(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)        Identification No.)



           930 Washington Avenue, Miami Beach, Florida        33139
           (Address of principal executive offices)         (Zip Code)



                                 (305) 673-2700
              (Registrant's telephone number, including area code)



                420 Jefferson Avenue, Miami Beach, Florida 33139
         (Former name or former address, if changed since last report)




            The Exhibit Index is located on Page 12 of this document

Item 1.  Changes in Control of Registrant

         On December 11, 1995, the Registrant filed a declaratory judgment action in the Circuit Court for Dade County, Florida against Nunzio P. DeSantis ("DeSantis"), Courtlandt G. Miller "Miller") and Vincent Villanueva
("Villanueva") seeking a declaration that certain voting trust agreements between the Registrant and such defendants were valid and enforceable (the "Florida Action").

         On December 26, 1995, DeSantis, Miller and Villanueva (collectively, the "Derivative Plaintiffs") commenced an action (the "Derivative Suit") in the Delaware Court of Chancery for New Castle County (the "Court") against Steve Simon ("Simon"), Stephen Raphael ("Raphael") and Elie Housman ("Housman"), and the Registrant as nominal defendant seeking injunctive relief and damages.

         On May 3, 1996, the parties to the Derivative Suit submitted a Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation") to the Delaware Court, settling the Derivative Suit. As part of the settlement, the Registrant also agreed to dismiss the Florida Action with prejudice, thereby restoring to Derivative Plaintiffs control over 908,000 shares of the Registrant's common stock ("Common Stock") owned by them and held in the voting trust at issue in the Florida Action.

         Pursuant to the Stipulation, on the date hereof (the "Closing Date"), current management, including Simon and Helen Porter ("Porter"), are resigning from their current positions as President, Chief Executive Officer, Director and Chairman of the Board of the Registrant, and Executive Vice- President and Chief Operating Officer of the Registrant, respectively.

         Simultaneous with such resignations, the Registrant is paying Simon and Porter the remaining sums due to each of them according to the terms of their respective employment agreements, subject to the terms of certain tax indemnity and escrow obligations on the part of Simon and Porter. Pursuant to the Stipulation, upon Closing, such employment agreements will then be deemed cancelled.

         On the Closing Date, Simon and Porter are entering into ongoing consulting agreements with the Registrant, pursuant to which, for a term of three years, they will provide certain consulting services to the Registrant to assist with certain ongoing operations in consideration of payment at Closing of consulting fees of $210,000 to each of Simon and Porter.

         In addition, on the Closing Date, the Registrant's Board of Directors is electing DeSantis as a director, Chairman of the Board and Chief Executive Officer of the Registrant. Effective on the Closing Date, each of the remaining directors is submitting a letter of resignation and the resignations of directors Robert Granoff, James Newman and Drew Sakson are being accepted.

         The Derivative Plaintiffs have informed current management that the new Board of Directors is to include: E. Gerald Riesenbach, Miles M. Stuchin,
Anthony Coelho, Philip J. Vitale, M.D., and Villanueva as Directors of the Registrant, thereby filling the vacancies left by the outgoing Directors.

         Also on the Closing Date, pursuant to the Stipulation, the Registrant is entering into a Stock Purchase Agreement for the sale of its subsidiary AutoLend IAP, Inc. ("IAP") to Auction Finance Group, Inc., an affiliate of departing management, an Assignment of intellectual property relating to the automotive finance business by the Registrant to IAP, a Licensing Agreement governing the Registrant's limited continued rights to the use of "AutoLend Group, Inc." and various related names, and is selling certain fixed assets used in the business of IAP for approximately $175,000.

         The consideration for the sale of IAP and related agreements includes the settlement of intercompany indebtedness as of the Closing Date of approximately $6.0 million and the issuance by IAP to the Registrant of preferred stock with a face amount of $1 million, in accordance with the Certificate of Designation of Rights, Preferences, and Privileges of $.01 Par Value 11% Cumulative Convertible Preferred Stock.

         Also on the Closing Date, Simon and Porter are entering into a new Voting Trust Agreement with the Registrant and DeSantis (the "Voting Trust Agreement"). Pursuant to the Voting Trust Agreement, all of the shares of Common Stock now owned by Simon and Porter and any they may acquire in the future shall be deposited into the Voting Trust until expiration of the Voting Trust or the sale of the shares of the Common Stock at any time by Simon and Porter to an unaffiliated purchaser. The initial Voting Trustee under the Voting Trust is to be DeSantis.

         Prior to the Closing Date, DeSantis beneficially owned 533,900 shares of Common Stock (not including 51,600 shares owned by the Diagnostek Charitable Foundation, for which DeSantis serves as Voting Trustee, with respect to which DeSantis has disclaimed beneficial ownership), which represents 11.5% of the outstanding Common Stock; Miller beneficially owned 307,900 shares of Common Stock, which represents 6.6% of the outstanding Common Stock; and Villanueva beneficially owned 66,200 shares of the Common Stock, which represents 1.4% of the outstanding Common Stock. As a group such individuals beneficially owned 908,000 shares of Common Stock, which represents 19.6%.

         On the Closing Date the principal executive offices of the Registrant are moving to The Bradbury Court, 215 Central Avenue, N.W., 3-B, Albuquerque, New Mexico 87102.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         On September 18, 1996, AutoLend Group, Inc. entered into a Stock Purchase Agreement for the sale of its subsidiary, AutoLend IAP, Inc. ("IAP").

         The following unaudited pro forma consolidated balance sheet as of March 31, 1996, and the unaudited pro forma consolidated statements of earnings for the three month period ended June 30, 1996 and the fiscal year ended March 31, 1996 have been prepared by adjusting the Company's historical consolidated balance sheet as of June 30, 1996 and consolidated statements of earnings for the three month period ended June 30, 1996 and fiscal year ended March 31, 1996. The historical financial statements have been adjusted to give effect to the disposition of IAP as if the disposition had occurred as of June 30, 1996 for the unaudited pro forma consolidated balance sheet and as of April 1, 1996 and 1995 for the unaudited consolidated statements of earnings for the three month period ended June 30, 1996 and the fiscal year ended March 31, 1996, respectively. Such pro forma adjustments are described in the accompanying notes to the pro forma consolidated financial statements which should be read in conjunction with the pro forma consolidated financial statements.

         The unaudited pro forma consolidated financial statements do not purport to be indicative of the actual financial position or results of operations that would have been achieved had the transactions been consummated prior to the periods in which they were completed, or that might be attained in the future.

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 1996
                                   (unaudited)


                                                                   Unaudited                            Pro forma
                                                                   June 30,         Pro forma           June 30,
                                                                     1996          Adjustments            1996
                                                              ------------------   -----------         -------
Assets:
     Cash and cash equivalents                                 $  4,561,399      $   5,165,585  (A)     $9,726,984
     Securities available for sale                                  175,000          1,000,000  (B)      1,175,000
     Accounts receivable - matured insurance policies               148,102                                148,102
     Installment contracts receivable                            10,062,914                             10,062,914
         Allowance for credit losses                             (3,020,776)                            (3,020,776)
         Collateral owned                                           819,268                                819,268
                                                               ------------                          -------------
         Installment contracts receivable - net                   7,861,406                              7,861,406
                                                               -------------                         -------------
     Purchased insurance policies, face value of $2,126,198       1,462,583                              1,462,583
     Accrued interest receivable on investments                       5,535                                  5,535
     Debt issuance costs, less accumulated amortization
          of $3,337,418                                             295,987                                295,987
     Fixed assets, less accumulated depreciation of $147,770        323,361                                323,361
     Net assets of discontinued operation                         6,087,777         (6,087,777) (C)            --
     Other                                                          376,224            420,000  (D)        796,224
                                                               $ 21,297,374      $     497,808       $  21,795,182
                                                                ===========       ============        ============

Liabilities:
     Accounts payable and accrued liabilities                  $  1,090,848      $                     $ 1,090,848
     Accrued acquisition costs                                      656,542                                656,542
     Accrued interest expense                                     1,635,057                              1,635,057
     Convertible debentures                                      22,050,000                             22,050,000
                                                               ------------                          -------------
         Total liabilities                                       25,432,447                             25,432,447
                                                               ------------                          =============

Stockholders' Equity:
     Preferred stock, $.002 par value.  Authorized
         5,000,000 shares; none issued or outstanding
     Common stock, $.002 par value.  Authorized
         40,000,000 shares; issued 4,634,530 shares                                      9,269               9,269
     Additional paid-in capital                                   5,946,904                              5,946,904
     Accumulated deficit                                        (10,091,246)           497,808  (E)     (9,593,438)
                                                               -------------       -----------          -----------
         Total stockholders' equity                              (4,135,073)           497,808          (3,637,265)
                                                               ------------        -----------         ------------
                                                               $ 21,297,374      $     497,808       $  21,795,182
                                                               ============       ============        ============



         See notes to pro forma consolidated balance sheet as of June 30, 1996.

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 1996
                                   (unaudited)

A) To record the net estimated cash proceeds received from the sale transaction.

B) To record the convertible preferred stock acquired as consideration for the sale of IAP.

C) Elimination of assets of IAP, previously recorded as net assets of discontinued operations.

D) To record prepaid consulting fees for services to be performed by departing management over the next three years.

E) Net effect on accumulated earnings resulting from the expected gain on the sale transaction.

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
                 Pro Forma Consolidated Statement of Operations
                        Three months ended June 30, 1996
                                   (unaudited)


                                                            Unaudited                           Pro forma
                                                             June 30,       Pro forma            June 30,
                                                               1996        Adjustments             1996
                                                          --------------   -----------         ------------
Revenues:
     Finance charges on installment contracts              $   616,639    $                   $    616,639
                                                           -----------                        ------------
     Revenues from matured insurance policies                     --                                  --
              Total revenues                                   616,639                             616,639
Cost of matured insurance policies                                --                                  --
                                                           -----------                        ------------
     Net revenues                                              616,639                             616,639
General and administrative expenses                          1,625,995       (141,218)(A)        1,484,777
Provision for credit losses                                  1,921,292                           1,921,292
                                                           -----------    -----------         ------------
     Operating earnings (loss)                              (2,930,648)       141,218           (2,789,430)
                                                           -----------    -----------         ------------
Other income:
     Interest income on investments                             22,223                              22,223
     Other                                                     126,424                             126,424
                                                           -----------                        ------------
              Total other income                               148,647                             148,647
                                                           -----------                        ------------
Other expense:
     Interest expense                                         (537,228)                           (537,228)
     Writeoff of fixed assets                                 (568,649)                           (568,649)
                                                           -----------                        ------------
              Total other expense                           (1,105,877)                         (1,105,877)
                                                           -----------                        ------------

Loss before income taxes and discontinued operations        (3,887,878)       141,218           (3,746,660)
Benefit from income taxes                                         --             --                   --
                                                           -----------    -----------         ------------
Loss before discontinued operations                         (3,887,878)       141,218           (3,746,660)
Discontinued operations:
     Earnings (loss) from operations of discontinued
          subsidiary                                            69,725       (210,943)(B)         (141,218)
     Gain on sale of subsidiary                                   --          497,808 (C)          497,808
                                                           -----------    -----------         ------------
              Earnings (loss) on discontinued operations        69,725        286,865              356,590
                                                           -----------    -----------         ------------

              Net Income (loss)                            $(3,818,153)   $   428,083         $ (3,390,070)
                                                           ===========    ===========         ============

Loss per share before discontinued operations              $     (0.84)   $      0.03         $      (0.81)
Earnings (loss) per share on discontinued operations              0.02           0.06                 0.08
                                                           -----------    -----------         ------------
Net earnings (loss) per common share                       $     (0.82)   $      0.09         $      (0.73)
                                                           ===========    ===========         ============

Weighted average number of common and common
     equivalent shares outstanding                           4,634,530      4,634,530            4,634,530
                                                           ===========    ===========         ============

       See notes to pro forma consolidated statement of operations for the three months ended June 30, 1996.

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
             Notes to Pro Forma Consolidated Statement of Operations
                        Three months ended June 30, 1996
                                   (unaudited)


A) To record a reduction in certain estimated general and administrative expenses of $141,218 which have been allocated to IAP based on management's best estimation the portion of such expenses attributable to IAP.

B)   Elimination  of  earnings  (loss) of IAP,  previously  recorded as earnings
     (loss) from operations of discontinued subsidiary, and record the estimated general and administrative expenses of $141,218 allocated to the operations of IAP based on management's best estimation of the portion of such expenses attributable to IAP.

C) To record the gain on the sale of IAP totalling approximately $497,808 consisting of $1,000,000 preferred stock offset by the remaining balance of employment agreements of departing management totalling $502,192.

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
                 Pro Forma Consolidated Statement of Operations
                            Year ended March 31, 1996
                                   (unaudited)

                                                                        Historical            Pro forma         Pro forma
                                                                           1996               Adjustments         1996
                                                                        ----------            -----------       ---------
Revenues:
     Finance charges on installment contracts                         $  7,808,369           $                $  7,808,369
     Revenues from matured insurance policies                            1,326,706                               1,326,706
              Total revenues                                             9,135,075                               9,135,075
Cost of matured insurance policies                                         784,848                                 784,848
     Net revenues                                                        8,350,227                               8,350,227
General and administrative expenses                                      9,914,990            (146,243)(A)       9,768,747
Provision for credit losses                                              8,839,461                               8,839,461
                                                                      ------------       -------------      ------------
     Operating earnings (loss)                                         (10,404,224)            146,243         (10,257,981)
                                                                      ------------       -------------      ------------
Other income:
     Interest income on investments                                        603,356                                603,356
     Gain on sale of viatical trademarks                                   300,000                                300,000
     Other                                                                  65,337                                 65,337
                                                                      ------------       -------------      ------------
              Total other income                                           968,693                                968,693
                                                                      ------------       -------------      ------------
Other expense:
     Interest expense                                                   (3,289,876)                            (3,289,876)
     Loss on sale of viatical portfolio, net of
         amortization of $1,844,259                                       (392,063)                              (392,063)
     Realized gains (losses) on sales of marketable
         securities, net                                                     1,137                                  1,137
                                                                      ------------       -------------      ------------
              Total other expense                                       (3,680,802)                            (3,680,802)
                                                                      ------------       -------------      ------------
Income (loss) before income taxes, extraordinary item and
     cumulative effect of change in accounting principle               (13,116,333)            146,243       (12,970,090)
Benefit from income taxes                                                4,935,676                --           4,935,676
                                                                      ------------       -------------      ------------
Income (loss) before discontinued operations, extraordinary item
     and cumulative effect of change in accounting principle            (8,180,657)            146,243        (8,034,414)
Discontinued operations -
     Earnings (loss) from operations of discontinued subsidiary,
     net of applicable income tax benefit                                  (47,595)            (98,648)(B)      (146,243)
     Gain on sale of subsidiary                                               --               497,808 (C)                497,808
                                                                      ------------       -------------      ------------
              Earnings (loss)  on discontinued operations                  (47,595)            399,160           351,565
                                                                      ------------       -------------      ------------

Income (loss) before extraordinary item and cumulative effect
     of change in accounting principle                                  (8,228,252)            545,403        (7,682,849)
Extraordinary item - gain on early extinguishment of debt,
     net of amortization of deferred costs of $947,877 and
     income taxes of $4,847,153                                          7,306,970                --           7,306,970
                                                                      ------------       -------------      ------------
Income (loss) before cumulative effect of change in accounting
     principle                                                            (921,282)            545,403          (375,879)
Cumulative effect of change in accounting principle, net
     of income taxes of $117,239                                           176,735                --             176,735
                                                                      ------------       -------------      ------------
              Net Income (loss)                                       $   (744,547)      $     545,403      $   (199,144)
                                                                      ============       =============      ============

Loss per share before discontinued operations, extraordinary item
     and cumulative effect of change in accounting principle          $      (1.77)      $        0.03      $      (1.73)
Loss per share on discontinued operations                                    (0.01)               0.09              0.07
                                                                      ------------       -------------      ------------
Loss per share before extraordinary item and cumulative
     effect of change in accounting principle                                (1.78)               0.12             (1.66)
Earnings per share on extraordinary item-gain on early
     extinguishment of debt                                                   1.58                --                1.58
                                                                      ------------       -------------      ------------
Loss per share before cumulative effect of change
     in accounting principle                                                 (0.20)               0.12             (0.08)
Earnings per share on cumulative effect of change in
     accounting principle                                                     0.04                --                0.04
                                                                      ------------       -------------      ------------
Net loss per common share                                             $      (0.16)      $        0.12      $      (0.04)
                                                                      ============       =============      ============

Weighted average number of common and common
     equivalent shares outstanding                                       4,634,530           4,634,530         4,634,530
                                                                      ============       =============      ============

         See notes to pro forma consolidated statement of operations for the year ended March 31, 1996

                      AUTOLEND GROUP, INC. AND SUBSIDIARIES
             Notes to Pro Forma Consolidated Statement of Operations
                            Year ended March 31, 1996
                                   (unaudited)

A) To record a reduction in certain estimated general and administrative expenses of $146,243 which have been allocated to IAP based on management's best estimation of the portion of such expenses attributable to IAP.

B)   Elimination  of  earnings  (loss) of IAP,  previously  recorded as earnings
     (loss) from operations of discontinued subsidiary, and record the estimated general and administrative expenses of $146,243 allocated to the operations of IAP based on management's best estimation of the portion of such expenses attributable to IAP.

C) To record the gain on the sale of IAP totalling approximately $497,808, consisting of $1,000,000 preferred stock offset by the remaining balance of employment agreements of departing management totalling $502,192.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AUTOLEND GROUP, INC.

                                            By:      /s/ Steve Simon
                                                -----------------------
                                                Name:  Steve Simon
                                                Title:   President



Date:  September 18, 1996

                                  EXHIBIT INDEX


2.1 Stipulation and Agreement of Compromise, Settlement and Release between Nunzio P. DeSantis, Courtlandt G. Miller and Vincent Villanueva as Plaintiffs, Steve Simon, Stephen Rafael and Elie Housman as Defendants, and AutoLend Group, Inc., a Delaware corporation, as Nominal Defendant, dated May 3, 1996, including exhibits thereto.

4.1      See Exhibit 2.1 above.

24       Power of Attorney (see signature page).

27       Financial Data Schedule.

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


- ----------------------------------------------------------------------
                                                                       )
NUNZIO P. DESANTIS, COURTLANDT G. MILLER                               )
and VINCENT VILLANUEVA,                                                )
                                                                       )
                                            Plaintiffs,                )
                                                                       )
                           v.                                          )   C.A. No. 17475
                                                                       )
STEVE SIMON, STEPHEN RAPHAEL and ELIE                                  )
HOUSMAN,                                                               )
                                                                       )
                                            Defendants.                )
                                                                       )
                           and                                         )
                                                                       )
AUTOLEND GROUP, INC., a Delaware corporation.                          )
                                                                       )
                                    Nominal Defendant.                 )
                                                                       )
- ----------------------------------------------------------------------


                            STIPULATION AND AGREEMENT
                      OF COMPROMISE, SETTLEMENT AND RELEASE


     The parties to the above-captioned action, by and through their respective attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation of Settlement" or "Stipulation") subject to the approval of the Court:


     WHEREAS,

     A. Plaintiffs, Nunzio P. DeSantis ("DeSantis"), Courtlandt G. Miller ("Miller") and Vincent Villanueva ("Villanueva"), instituted this action asserting individual claims, and derivative claims on behalf of AutoLend Group, Inc. ("AutoLend"), against defendants, Steven Simon ("Simon"), Stephen Raphael ("Raphael") and Elie Housman ("Housman").

     B. Plaintiffs beneficially own in excess of 20 percent of the outstanding voting stock of AutoLend and, at various times, each of the plaintiffs was a director of Autolend. DeSantis also previously served as Chairman of the Board and Chief Executive Officer of AutoLend, and Miller was its Corporate Secretary.


     C. On or about October 10, 1991, AutoLend was incorporated in the State of Delaware as CAPX Corporation ("CAPX"). CAPX was a wholly-owned subsidiary of CapRx Corporation ("CapRx"), which was incorporated in Bermuda on May 23, 1989.


     D. In 1991, CapRx sold $55,000,000 in aggregate principal amount of 9.5% convertible subordinated debentures maturing on September 19, 1997 (the "Debentures") which resulted in net proceeds to CapRx of $51.4 million. The Debentures are convertible into common stock of AutoLend at a rate of one share per $12.25 principal amount of Debentures.


     E. In or about April 1991, CapRx entered the viatical settlement business, when LB NM, Inc. ("LB NM"), its wholly-owned subsidiary, acquired certain assets of Living Benefits Inc. ("LBI") and covenants not to compete from the former owners of LBI. The viatical settlements business involves purchasing and maintaining portfolios of life insurance policies from individuals facing life-threatening illnesses for less than the face value, and then redeeming those policies at full value upon the death of the insured.


     F. On or about February 26, 1992, CapRx merged with CAPX (the "Merger") and CAPX was the surviving corporation. (The surviving company is sometimes hereinafter referred to as the "Company"). The Debentures became obligations of the Company upon the merger in February, 1992, but are subordinated to any current or future indebtedness of the Company.

     G. The Company's common stock has been and is currently traded on the Boston Stock Exchange and the Nasdaq SmallCap Market. There presently are approximately 4,634,530 shares of common stock outstanding.


     H. On or about April 6, 1993, the Company, through its wholly-owned subsidiary, American Life Resources Group, Inc. ("ALRG"), acquired certain operating assets of American Life Resources, Inc. ("American Life"), which was also engaged in the viatical settlements business. Defendant Simon and his wife Helen Porter ("Porter") were the sole stockholders of American Life, with Simon serving as its CEO and Porter as the Secretary and Treasurer.


     I. In connection with the acquisition of American Life, ALRG entered into five year employment agreements with Simon and Porter (the "Employment Agreements"). Simon was employed as President, Chief Operating Officer and director of ALRG at a minimum salary of $125,000 per year, adjusted annually. Porter was employed as Executive Vice President of ALRG at a minimum salary of $75,000 per year, adjusted annually. In



May, 1993, Simon was elected as a director of the Company and appointed its President. As of April 24, 1996, Simon's salary was $175,000 per year and Porter's was $150,000 per year.


     J. The Initial Employment Agreements provided for the granting of an aggregate 600,000 warrants to Simmon and Porter to purchase the common stock of the Company. In June, 1993, the 600,000 warrants were canceled and, in exchange, Simon was granted options to purchase 350,000 shares of common stock of the Company, exercisable at a price of $4.25 per share, the then market value, and vesting over a four year period. In or about February, 1995, Porter was granted options to purchase 300,000 shares of common stock of the Company, exercisable at a price of $2.00 per share, the then market value, vesting over a two year period.

     K. For the fiscal year ended March 31, 1993, the Company's net earnings were $311,093 and its total stockholder equity was approximately $4,888,728.


     L. In September, 1993, DeSantis resigned as Chief Executive Officer of the Company and was replaced by Simon.


     M. In March 1994, under Simon's direction, the Company formed AutoLend Corporation (hereinafter "AC") to engage in the installment contract receivables business, a specialty finance business, which entails purchasing, financing, servicing and collecting retail installment loan contracts originated by independent and franchised used automobile dealers. Simon was the initial President and Chief Operating Officer of AC and Porter was the Vice

President of AC. Beginning in or about May, 1994, AC made several bulk purchases of used automobile loan portfolios.


     N. In May, 1994, DeSantis resigned from the Board of Directors of the Company. In July, 1994, Miller resigned as Secretary of the Company and from its Board of Directors and Villanueva resigned as a director of the Company.


     O. In July, 1994, Simon was named Chairman of the Board to replace DeSantis. Porter was named Executive Vice President and Chief Operating Officer.


     P. To implement its plan to reduce its dependence on the viatical settlement business, on or about July 29, 1994, the Company sold certain assets of its viatical settlements business to National Capital Benefits Corporation ("NCBC"), a subsidiary of National Capital Management Corporation ("NCMC"). NCBC paid $125,000 and issued 100,000 shares of the common stock of NCMC to the Company for these assets. The Company has an option to sell these shares back to NCMC within 24 months of the sale, at a price of $1.75 per share (subsequently adjusted following a one for three reverse stock split). In addition, NCBC agreed to pay a royalty to the Company upon the maturing of all policies purchased by NCBC during the next four years. Such royalty agreement was modified after NCBC's stock split to provide for a discounted payment prior to maturity of the policies. NCBC acquired the Company's proprietary client management software system, all "work in process" and the trade names of both LB NM and ALRG. Along with certain other assets, LB NM and ALRG retained their existing accounts receivable and their inventory of owned policies.

     Q. On or about February 6, 1995, the Company changed its name to AutoLend Group, Inc.


     R. To further its automobile financing business, in February, 1995, the Company commenced an "Inventory Assistance Program" ("IAP"), through its wholly-owned subsidiary AutoLend IAP, Inc. ("AIAP"). The IAP program consisted of providing exclusive short-term financing to selected used car dealers for purchases of used automobiles at regional automobile auctions.


     S. On May 8, 1995 and July 18, 1995, ALRG and LB NM entered into certain agreements with Viaticus Inc. ("Viaticus"), a subsidiary of the CNA Insurance Companies. ALRG and LB NM assigned to Viaticus certain insurance policies carried on the Company's consolidated balance sheet. The policies assigned had a total book value of approximately $18.5 million for which Viaticus is obligated to pay to LB NM and ALRG a combined total of approximately $20.2 million. Payment for each policy is to be made after Viaticus receives the insurer's acknowledgement of the assignment of the policy to it prior to the insured's death. As of April 24, 1996, Viaticus had fulfilled its payment obligations under the agreements.


     T. In June, 1995, the Company hired Charley A. Pond ("Pond") as its President and Chief Financial Officer. Mr. Pond was also elected as a Director.

     U. At the 1995 annual meeting of the stockholders of the Company held on September 15, 1995, the stockholders elected the directors nominated by management. Those directors who were elected were Simon (serving as a director since May, 1993). Raphael (serving as a director since March, 1995) and Housman (serving as a director since June, 1995), as well as Pond (serving as a director since June, 1995), Philip J. Vitale, M.D. ("Vitale") (serving as a director since February, 1992), Marcel Fournier ("Fournier") (serving as a director since March, 1995), Paul Gregory ("Gregory") (serving as a director since September,
1994) and Dan Porlyes ("Porlyes") (serving as a director since September, 1994).


     V. For the first nine months of 1995, the Company experienced a $9,758,660 operating loss, compared with operating earnings of $2,411,252 for the first nine months of 1994.


     W. In the Quarterly Report on form 10-Q management of the Company filed with the SEC for the quarter ended September 30, 1995, the Company reported that it had increased its loss ratio on the automobile loan portfolios to 33%.


     X. As of fiscal year end 1995, approximately 57.5% of the receivables in the Company's auto finance business were 30 or more days past due, and, consequently, AutoLend established reserves for potential credit losses of $8,987.89.


     Y. Herbert  Sillman  ("Sillman")  (serving as a director  since  September,
1994) died in or about December 1995. By December 11, 1995, Pond, Fournier, Porlyes and Gregory had resigned as directors of the Company, leaving as directors Simon, Raphael, Housman and Vitale.


     Z. On or about December 12, 1995, Drew Sakson ("Sakson") and Robert Granoff ("Granoff") were appointed by the Board to fill the vacancies created by two of the director resignations.

     AA. On or about December 15, 1995, Raphael tendered his resignation from the Board of Directors and, on December 22, 1995, James Newman ("Newman") was appointed by the remaining directors to fill the vacancy created by Raphael's resignation.


     BB. On or about December 27, 1995, Housman tendered his resignation from the Board of Directors of the Company.


     CC. DeSantis, Miller and Villanueva, as the largest group of shareholders of the Company, became dissatisfied with the financial performance of the automobile financing business including the increases in the loss ratios for the installment contract receivables, the large number of director resignations and plaintiffs' perception that the replacement directors were affiliated with Simon. Plaintiffs believed that the Company should seek to develop alternative lines of business.


     DD. Plaintiffs concluded that immediate corrective action must be taken to improve the Company's financial condition and threatened to initiate a proxy contest.


     EE. On or about December 20, 1995, DeSantis, Miller and Villanueva, as the beneficial holders of in excess of 10% of the outstanding common stock of the Company, demanded pursuant to Section 2 of the Company's Bylaws, that the Board of Directors call a special meeting of the stockholders to consider and vote upon the election of a new slate of directors.


     FF. By the end of 1995, Simon had indicated to his fellow directors of the Company that he was willing to acquire AIAP on terms to be negotiated. Plaintiffs opposed the potential acquisition of AIAP by Simon so long as that acquisition was negotiated by the existing Board of Directors, the majority of which had not been elected by the shareholders.

     GG. Additionally, existing management intended to continue repurchasing outstanding Debentures. Existing management of the Company believed that continued repurchases were in the interest of the Company and that prior purchases had been favorable to the Company in that such repurchases were at prices approximately 50% below their stated principal amount. Plaintiffs were opposed to any further repurchases; they believed that the cash of the Company being spent to repurchase Debentures should instead be used to fund operations and to facilitate what it perceived to be the Company's necessary expansion into an alternative business.


     HH. As plaintiffs believed that the Company might repurchase further Debentures and sell AIAP to Simon before the stockholders' meeting they had demanded could be held, on or about December 26, 1995, they commenced the above-captioned action, individually and derivatively on behalf of the Company, seeking to temporarily, preliminarily and, if necessary, permanently, enjoin management from repurchasing Debentures and selling AIAP to Simon until a special meeting of the shareholders could be held. In addition, plaintiffs sought to remove Simon as the voting trustee of a Voting Trust, the creation of which the plaintffs dispute and to bar Simon from voting plaintiffs' shares. Plaintiffs also sought damages to the extent defendants proceeded with these actions before injunctive relief could be obtained and for any breaches of fiduciary duty, gross mismanagement and/or gross negligence that may have occurred.


     II. Defendants deny all claims of wrongdoing. In addition, Simon affirmatively claims to have taken steps during his tenure as Chief Executive Officer to attempt to improve the Company's financial performance in a difficult economic environment for the automobile finance business. For example, Simon claims to have reduced substantial amount of overhead and to have retained a third party servicer with respect to the Company's automobile loan portfolio, which retention, Simon asserts, proved very favorable for the Company. Moreover, existing management claims that the repurchase of Debentures was an appropriate and beneficial use of Company funds and that Simon would purchase AIAP at a fair price.


     JJ. Soon after the filing of this action, plaintiffs and defendants entered into extensive, arms-length negotiations concerning a change in existing management, the composition of the Board of Directors of the Company pending the next annual stockholders' meeting and the resolution of all claims between the parties, including the claims in this action.


     KK. Defendants agreed that they would not cause the Company to repurchase any Debentures or sell AIAP to Simon during the course of negotiations.


     LL. As a result of these negotiations, the parties have agreed to the settlement embodied in this Stipulation of Settlement and the agreements attached hereto. Plaintiffs, though their attorneys, entered into this Stipulation of Settlement because (i) it provides for a change of management and the right to remove all of the existing directors; (ii) no further repurchases of Debentures will occur until such time as the Company's new management may determine appropriate, (iii) the actions plaintiffs sought to enjoin will be prevented by the Stipulation of Settlement, with AIAP being sold to Simon only after arms-length negotiations, utilizing an independent appraisal of its fair value, (iv) it would not be appropriate to pursue claims to recover damages for breach of fiduciary duties, gross negligence or gross mismanagement as defendants did not, after the filing of the complaint in this action, proceed with the transactions plaintiffs sought to enjoin and defendants will likely argue that their decisions were legitimate exercises of business judgment; (v) plaintiffs were permitted to conduct a due diligence investigation of the Company, over a period of five days, prior to entering into this Stipulation and will be afforded the opportunity to conduct another five days of confirmatory due diligence immediately prior to the closing of this transaction; and (vi) Simon has made representations in certain of the collateral documents which provide further assurance to the Company and plaintiffs of the prudence of this settlement. Accordingly, plaintiffs, upon advice of their counsel, and after having conducted a due diligence investigation, have concluded that the settlement as reflected in this Stipulation of Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders.


     MM. Defendants vigorously deny any wrongdoing or liability with respect to any and all of the facts and claims alleged in this action but consider it desirable that this action be settled and dismissed because such settlement and dismissal will avoid the substantial expense, inconveniences and distraction of continued litigation, will avoid the possible expense and distraction of a proxy contest between plaintiffs and defendants, will finally put to rest the claims raised or which could have been raised in this litigation and will facilitate the consummation of a transaction that is in the best interests of the Company and its shareholders.


     NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among plaintiffs and defendants, subject to the approval of the Delaware Court of Chancery (the "Court") and pursuant to Rule 23.1 of the Rules of the Court, as follows:


          1. DISCONTINUANCE OF ACTION: The parties shall file with the Court this Stipulation and seek the entry of a Final Order and Judgment (as set forth in paragraph 23 below), which, among other things, dismisses this action with prejudice.


          2. LETTER AGREEMENT: As an inducement to execute and deliver this Stipulation, Simon, Porter, the Company and the Plaintiffs shall enter into a Letter Agreement, in the form of Exhibit 1 attached hereto.


          3. RELEASES: (a) On or after the date on which the Final Order and Judgment approving the Settlement becomes final and no longer subject to appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise (the "Approval Date") and prior to the Closing Date (as defined in paragraph 15 herein), the following parties shall execute releases as follows and then shall deliver the executed releases at the Closing (as described in paragraph 15 herein) to Kramer, Levin, Naftalis & Frankel ("Kramer, Levin") at which time Kramer, Levin shall release to each such delivering party copies of all other releases delivered pursuant to this Section 3.


              (i) A general release by DeSantis in the form of Exhibit 2 attached hereto;


              (ii) A general release by Miller in the form of Exhibit 3 attached hereto;


              (iii) A general release by Villanueva in the form of Exhibit 4 attached hereto;


              (iv) A general release by Simon in the form of Exhibit 5 attached hereto;


              (v) A general release by Porter in the form of Exhibit 6 attached hereto;


              (vi) A general release by Raphael in the form of Exhibit 7 attached hereto;


              (vii) A general release by Housman in the form of Exhibit 8 attached hereto;


              (viii) A general  release  by  AutoLend  in the form of  Exhibit 9 attached hereto;


              (ix) A general release by Newman in the form of Exhibit 10 attached hereto; and


              (x) A general release by Sakson in the form of Exhibit 11 attached hereto;


              (xi) A general release by Granoff in the form of Exhibit 12 attached hereto;

              (xii) A general release by Vitale in the form of Exhibit 13 attached hereto.


              (b) Prior to or following the Approval Date, the following parties shall execute releases as follows and shall deliver them to Kramer, Levin at which time Kramer, Levin shall release to each such delivering party copies of all other releases delivered pursuant to this Section 3, provided, however, that this Agreement shall be effective regardless of the failure of any such party or parties to execute and deliver a release:

              (i) A general release by Carmignani in the form of Exhibit 14 attached hereto;


              (ii) A general release by Fitzgibbons in the form of Exhibit 15 attached hereto;


              (iii)  A general  release  by the estate of Sillman in the form of
                     Exhibit 16 attached hereto;


              (iv) A general release by Gregory in the form of Exhibit 17 attached hereto;


              (v) A general release by Poryles in the form of Exhibit 18 attached hereto; and


              (vi) A general release by Fournier in the form of Exhibit 19 attached hereto.


          4. REPURCHASE OF BONDS: AutoLend agrees not to purchase any of its Debentures prior to the Closing Date. DeSantis, Miller and Villanueva jointly and not severally agree to hold harmless and indemnify the officers and directors of the Company and the Company from any claims, actions, suits, damages, losses, etc., resulting from not repurchasing the Company's outstanding Debentures. Simon represents and warrants to each of the Company, DeSantis, Miller and Villanueva that the Company has not entered into any agreement, whether written or oral, which currently or in the future obligates the Company to purchase any Debentures.

          5. RESIGNATIONS: On the Closing Date, Simon and Porter will deliver their letters of resignation in the form of Exhibits 20 and 21 attached hereto resigning their directorships and officerships with the Company, and with each of the Company's subsidiaries, other than AIAP, and those resignations shall be accepted.


          6. CANCELLATION OF EMPLOYMENT CONTRACTS: On the Closing Date, the Company shall pay to Simon and Porter the remaining sums due each of them according to the terms of their respective employment agreements, $25,000 of which payments shall be tendered by the Company on behalf of Simon and Porter to the Escrow Agent (the "Escrow Agent") under that certain Escrow Agreement dated as of the Closing Date among the Company, Simon, Porter and the Escrow Agent (the "Tax Escrow Agreement") in the form of Exhibit 22 attached hereto, in cancellation of their respective employment contracts, and Simon and Porter, in consideration of such payments, relinquish their rights under such agreements. The Company shall not withhold any taxes in respect of such payments, and Simon and Porter shall be responsible for any income taxes due in respect of such payments and shall indemnify the Company for any penalties or interest assessed against the Company as a result of its not withholding taxes in respect of such payments pursuant to the terms of the Indemnity Agreement in the form of Exhibit 23 attached hereto.


          7. BOARD OF DIRECTORS: On the Closing Date, the Company's Board of Directors shall elect DeSantis as a Director, Chairman of the Board and Chief Executive Officer of the Company. Effective upon such Closing Date, each of the remaining directors will provide letters of resignation; the resignations of the directors Granoff, Newman, and Sakson shall be accepted. Except as otherwise provided in Section 5 hereof, the resignation of the other directors may be accepted or not.

          8. NEW STOCK OPTIONS AND PUT ESCROW AGREEMENT: On the Closing Date, options to purchase 400,000 and 125, 000 shares of the Company's common stock shall be granted to Simon and Porter, respectively, pursuant to Stock Option Agreements in the form of Exhibits 24 and 25, respectively. Such grants have been authorized by the Board of Directors of the Company. In addition, IAIP shall deposit $250,000 with the Escrow Agent pursuant to the Put Escrow Agreement in the form of Exhibit 26 attached hereto.


          9. VOTING TRUST: On the Closing Date, Simon and Porter shall enter into a Voting Trust, in the form of Exhibit 27 attached hereto in which shall be deposited all shares of the common stock of the Company that Simon and Porter now own, or may in the future acquire. The Voting Trust does not restrict the sale of shares of the common stock of the Company at any time by Simon and Porter to an unaffiliated purchaser. The Trustee of the Voting Trust shall be selected by DeSantis.


          10. CONSULTING AGREEMENTS: On the Closing Date, Simon and Porter shall enter into Consulting Agreements with the Company in the form of Exhibit 28 attached hereto. On the Closing Date, the Company shall pay to Simon and Porter the entire sums due Simon and Porter under their respective Consulting
Agreements. The Company acknowledges that Simon and Porter will serve as independent contractors under the Consulting Agreements, that the payments due under this Section do not constitute wages, and that AutoLend will not withhold taxes on such amounts.


          11. AIAP STOCK: Prior to the Closing Date, AIAP shall have issued to the Company forty shares of preferred stock subject to the terms of a Certificate of Designation in the form of Exhibit 29 attached hereto. On the Closing Date, the Company, Simon, Porter and an entity to be designated by Simon and Porter shall enter into a Stock Purchase Agreement in the form of Exhibit 30 attached hereto, pursuant to which all common stock of AIAP shall be sold to an entity designated by Simon and Porter.


          12. AIAP RECEIVABLES: Any outstanding receivables of AIAP from loans shall be paid to the Company on the Closing Date.

          13. AIAP FINANCING AND EQUITY: Prior to the Closing Date, AIAP shall be in receipt of commitments for $5 million in senior financing and at least $2 million in equity, such amounts to be funded at the closing.


          14. AIAP INTANGIBLES: On the Closing Date, the Company shall execute the assignment in the form of Exhibit 31 attached hereto and the license in the form of Exhibit 32 attached hereto.


          15. THE CLOSING: On the Approval Date, documents and agreements in the forms of the Exhibits attached hereto shall be delivered to the parties for execution. On the Approval Date, Kramer, Levin shall schedule after consulting with counsel to Messrs, DeSantis, Miller and Villanueva as to such counsel's availability, a closing of the transactions provided for under the Stock Purchase Agreement (the "Closing"), at its offices, to be held absent a failure to satisfy any of the closing conditions set forth in the Stock Purchase Agreements, no earlier than five days after the Approval Date nor later than ten days therefrom, the date of such Closing being referred to herein as the "Closing Date." At the Closing, the executed exhibits shall be delivered, and the payments recited in paragraphs 6, 8, 10 and 16 shall be made. Simon shall deliver to the Company his affidavit in the form of Exhibit 33 which shall be dated as of the Closing Date.


          16. ATTORNEYS' FEES: At the settlement hearing for this action (as described in paragraph 21 below), the attorneys for plaintiffs in this action will apply to the Court for an award of attorneys' fees and expenses not to exceed $100,000, payable by AutoLend. Defendants agree that they will not oppose said application. If said application is approved by the Court, it will be paid by AutoLend to plaintiffs' attorneys at the Closing.


          17. TOTAL AGREEMENT: This Stipulation of Settlement contains the entire understanding of the parties hereto, supersedes all prior agreements and understandings between them, and shall not be changed, modified, amended, extended, terminated, waived or discharged except by an instrument in writing signed by the parties hereto.


          18. COUNTERPARTS: This Stipulation of Settlement may be executed in two or more counterparts, each of which shall be deemed an original. The counterparts may be delivered by telecopier.


          19. CHOICE OF LAW; JURISDICTION: This Stipulation of Settlement shall in all respects be interpreted, enforced, governed and construed by and under the laws of the State of Delaware, without regard to conflict of law principles. The parties to this Stipulation of Settlement agree to submit to the jurisdiction of the courts of the State of Delaware for the purpose of enforcing this Stipulation of Settlement.


          20. NO ADMISSIONS: Neither the execution and delivery of this Stipulation of Settlement nor the performance of any acts in connection herewith shall be construed at any time or place to be an admission by any party hereto that it performed or failed to perform any act in violation of any law or regulation or the rights of any other party or person whatsoever or that any claim made in any action is valid. Neither this Stipulation of Settlement nor the Releases attached as Exhibits 2-19 to this Stipulation of Settlement shall be construed, offered or received in evidence as an admission or concession of any liability or wrongdoing by any party hereto.

          21. SUBMISSION OF SCHEDULING ORDER: As soon as practical after this Stipulation of Settlement has been executed, counsel for the parties shall submit this Stipulation of Settlement to the Court for approval and shall move for entry by the Court of an Order substantially in the form annexed hereto as Exhibit A (the "Scheduling Order") which shall provide, among other things, for a date for a hearing with respect to the proposed settlement and for notice of the proposed settlement to be given to the stockholders of the Company. The form of notice submitted to the Court shall be substantially in the form of Exhibit B hereto. The record date for determining stockholders entitled to receive such notice shall be a date not more than seven days prior to the mailing of a notice.


          22. PAYMENT OF COSTS: The Company shall pay the costs and expenses incurred in providing notice of the settlement to its shareholders irrespective of whether the settlement is approved by the Court. The Company, or its designated agent, shall mail the notice in accordance with the Scheduling Order.


          23. ENTRY OF FINAL ORDER AND JUDGMENT: If the settlement is approved by the Court following such hearing, the parties shall jointly request the Court to enter a Final Order and Judgment substantially in the form attached hereto as Exhibit C.


          24. ADMINISTRATION OF SETTLEMENT: The administration of the settlement and the determination of all disputed questions of law or fact relating to this Stipulation of Settlement or the terms and conditions thereof shall be within the authority of the Court; and the Court shall retain jurisdiction over the parties in connection therewith and for such other matters as may properly come before it.


          25. EXTENSION OF TIME: Without further order of the Court, the parties may agree to a reasonable extension of time to carry out any of the provisions of this Stipulation.

          26. EXHIBITS: Any exhibits attached hereto are incorporated herein by reference as if set forth herein verbatim, and the terms and provisions of all exhibits are expressly made part of this Stipulation.


          27. AUTHORIZATION: Each of the attorneys executing the Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute the Stipulation on behalf of his or her respective clients.


          IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed by their duly authorized attorneys.


                                       /s/ Matthew E. Fischer
                                       ------------------------------------
                                       R. Franklin Balotti
                                       Thomas A. Beck
                                       Matthew E. Fischer
                                       Richards, Layton & Finger
                                       One Rodney Square
                                       P.O. Box 551
                                       Wilmington,  Delaware 19899-0551
                                       (302) 658-6541
                                       Attorneys for Plaintiffs

OF COUNSEL

Cozen and O'Connor
The Atrium
1900 Market Street
Philadelphia, PA  19103
(215) 665-2000

                                       /s/ David C. McBride
                                       ------------------------------------
                                       David C. McBride
                                       Young, Conaway, Stargatt & Taylor
                                       11th Floor, Rodney Square North
                                       P.O. Box 391
                                       Wilmington, Delaware  19899-0391
                                       (302) 571-6639
                                       Attorneys for Defendants


OF COUNSEL

Kramer, Levin, Nafalis & Frankel
919 Third Avenue
New York, New York  10022
(212) 715-9100

Baer Marks & Upham LLP
805 Third Avenue
New York, New York  10022
(212) 702-5700


                                       /s/ Deborah A. Skakel
                                       ------------------------------------
                                       Mark L. Friedman
                                       Deborah A. Skakel
                                       Baer Marks & Upham LLP
                                       805 Third Avenue
                                       New York, New York  10022
                                       (212) 702-5700
                                       Attorneys for Steve Simon

Dated:  May 3, 1996

                                       /s/ David C. McBride
                                       ------------------------------------
                                       David C. McBride
                                       Young, Conaway, Stargatt & Taylor
                                       11th Floor, Rodney Square North
                                       P.O. Box 391
                                       Wilmington, Delaware  19899-0391
                                       (302) 571-6639
                                       Attorneys for Defendants


OF COUNSEL

Kramer, Levin, Nafalis & Frankel
919 Third Avenue
New York, New York  10022
(212) 715-9100

Baer Marks & Upham LLP
805 Third Avenue
New York, New York  10022
(212) 702-5700


                                       /s/ Deborah A. Skakel
                                       ------------------------------------
                                       Mark L. Friedman
                                       Deborah A. Skakel
                                       Baer Marks & Upham LLP
                                       805 Third Avenue
                                       New York, New York  10022
                                       (212) 702-5700
                                       Attorneys for Steve Simon

Dated:  May 3, 1996


                                     - 19 -